Arnold C. Lakind	Of Counsel
Barry D. Szaferman	Stephen Skillman
Jeffrey P. Blumstein	Linda R. Feinberg
Steven Blader	Anthony J. Parrillo
Brian G. Paul+	Paul T. Koenig, Jr.
CraigJ. Hubert++	Robert A. Gladstone
Michael R. Paglione*	Janine Danks Fox*
Lionel J. Frank**	Richard A. Cataiina Jr.*t
Jeffrey K. Epstein+	Eric M. Stein**
Stuart A. Tucker	E. Elizabeth Sweetser
Scott P. Borsack***
Daniel S. Sweetser*	Robert G. Stevens Jr.**
Robert E. Lytle	Michael D. Brottman**
Janine G. Bauer***	Benjamin T. Branche*
Daniel J. Graziano Jr.	Lindsey Moskowitz Medvin
Nathan M. Edelstein**	Mark A. Fisher
Bruce M. Sattin***	Robert L. Lakind***
Gregg E. Jaclin**	Thomas J. Manzo**
Robert P. Panzer	Melissa A. Chimbangu
Bella Zaslavsky**
Kathleen O'Brien
Steven A. Lipstein**
Yarona Y. Liang#
Brian A. Heyesey
Justin R. Calta
Mengyi "Jason" Ye
John O'Leary***
+Certified Matrimonial Attorney ++Certified Civil and Criminal Trial Attorney *NJ & PA Bars **NJ & NY Bars ***NJ, NY & PA Bars #NY Bar tU.S. Patent & Trademark Office

SZAFERMAN

        LAKIND

Szaferman, Lakind, Blumstein & Blader, P.C.

Attorneys at Law

101 Grovers Mill Road, Suite 200
Lawrenceville, NJ 08648
P: 609.275.0400
F: 609.275.4511

February 11, 2015

TYG Solutions Corp.

202 Ave. F

Brooklyn NY, 11218

Gentelmen:

You have requested our opinion as counsel for TYG Solutions Corp., a Delaware corporation
(the "Company"), in connection with the registration statement on Form S-l (the "Registration
Statement"), under the Securities Act of 1933 (the "Act"), filed by the Company with the
Securities and Exchange Commission. The Registration Statement relates to an offering of
2,030,000 of the Company's common stock, par value $0.0001 per share (the "Shares") made pursuant to Regulation S of the Act (the "Offering").

In order to render our opinion, we have examined the following documents identified and

(a)   the Registration Statement which includes the prospectus;

(b)   the certificate of an Officer of the Company dated on even date herewith (the
"Officer's Certificate");

(c)    the Certificate of Incorporation of the Company dated March 25, 2013;

(d)   a Board of Directors resolution approving the Offering pursuant to Regulation S of the Act;

(e)    a Board of Directors resolution ratifying registration of the Shares on the Registration
Statement; and

(f)    a certificate of good standing of the Company issued by the Secretary of State of the
State of Delaware dated November 25, 2014.

In each instance we have relied upon the content of each of the documents set out above, and have relied upon the content of the Officer's Certificate. In reliance on the factual matters contained thereon, and based upon our review of the foregoing, it is our opinion that the Shares have been duly authorized, were legally issued, fully paid and are non-assessable.

We offer our opinion based upon the laws of the State of Delaware. This opinion opines upon
Delaware law including statutory provisions, all applicable provisions of the Delaware General
Corporation Law and reported judicial decisions interpreting those laws. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,